Exhibit 10.2

AMENDMENT NO. 3 TO THE
NOBLE ENERGY, INC.
2005 DEFERRED COMPENSATION PLAN

Pursuant to the provisions of Section 8.1 thereof, the Noble Energy, Inc. 2005 Deferred Compensation Plan, as amended and restated effective as of January 1, 2009 (the “Plan”), is hereby amended in the following respects only:
FIRST: Section 3.7 of the Plan is hereby amended by restatement in its entirety to read as follows:
3.7    Retirement Restoration Plan Converted Accounts. Subject to and in accordance with Section 21 of the Noble Energy, Inc. Retirement Restoration Plan (the “Retirement Restoration Plan”), each Eligible Employee with a benefit under the Retirement Restoration Plan previously was permitted to elect to have credited to a Retirement Restoration Plan Converted Account the lump sum present value of his or her benefit under the Retirement Restoration Plan. Any other provision of this Plan to the contrary notwithstanding, the time and form of payment from a Retirement Restoration Plan Converted Account shall be identical to the time and form of payment provided for his or her benefit pursuant to the Retirement Restoration Plan, taking into account any change to his or her benefit payment election made in accordance with Section 21 of the Retirement Restoration Plan; provided, however, that a Participant may make a subsequent election to have his or her Retirement Restoration Plan Converted Account paid instead either in the form of a single lump sum payment or in the form of annual installments over a period of not more than fifteen (15) years, as elected by such Participant, that is paid or commences to be paid, as the case may be, on a date specified by the Participant; provided further, however, that no such subsequent change shall become effective for the purposes of the Plan (i) until a date that is at least twelve (12) months after the date of the filing of such change, (ii) unless the date for the payment or commencement of payments being changed is at least five (5) years after the date as of which such Participant’s benefit would otherwise have been paid or commenced being paid under this Section 3.7 in the absence of such change, and (iii) unless such change is filed with or as directed by the Administrator not less than twelve (12) months before the date the payment being changed is scheduled to be paid or commence being paid. Amounts credited to a Participant’s Retirement Restoration Plan Converted Account shall be fully vested at all times. The amounts credited to a Participant’s Retirement Restoration Plan Converted Account shall be deemed to be credited with notional earnings either at the Crediting Rate, or at the Participant’s election, in accordance with other investment directions given by the Participant in accordance with Section 3.6, through the Valuation Date.

SECOND: Section 8.1 of the Plan is hereby amended by restatement its entirety to read as follows:
8.1    Amendment or Termination of Plan. At any time prior to a Change in Control, the Board of Directors of the Company may amend or terminate the Plan, provided, however, that without the prior written consent of such Participant (or, if deceased, his or her Beneficiary), (i) no such amendment shall reduce the Crediting Rate applicable to a Participant’s Account balance or installment distribution, (ii) no such amendment or termination may reduce or further defer the payment of a Participant’s Account balance or installment distribution, and (iii) no such amendment or termination shall accelerate the time for the payment of a Participant’s Account Balance or installment distribution in a manner that subjects such benefit to the tax imposed under Code section 409A. During the twenty-four (24) month period following a Change in Control, no amendment or termination of the Plan shall become effective with respect to a Participant or Beneficiary of a deceased Participant without the prior written consent of such Participant or Beneficiary. After the twenty-four (24) month period following a Change in Control, the Board of Directors of the Company shall have the same right to amend or terminate the Plan as such Board had prior to such Change in Control. Subject to all amendment restrictions of this Section 8.1, the Chief Executive Officer of the Company and the lead executive of the Company’s Human Resources Department acting together may exercise the authority of the Board of Directors of the Company to amend the Plan in any manner that such executives determine in good faith will not increase or decrease the cost of any Employer’s obligations under the Plan.
IN WITNESS WHEREOF, this Amendment has been executed by Noble Energy, Inc. on this 25th day of July, 2016, to be effective as of August 1, 2016.
NOBLE ENERGY, INC.

By:    /s/ Arnold J. Johnson
Name: Arnold J. Johnson
Title: Senior Vice President, General Counsel and Secretary

060132 000217 17320003.2